Prospectus Supplement Filed Pursuant to Rule 424(b)(3)
File No. 333-197470

PROSPECTUS SUPPLEMENT NO. 18

DATED April 14, 2015 (To Prospectus Dated August 7, 2014)

AMEDICA CORPORATION

2,326,409 Shares of Common Stock

This Prospectus Supplement No. 18, dated April 14, 2015 (“Supplement No. 18”), filed by Amedica Corporation (the “Company”), modifies and supplements certain information contained in the Company’s prospectus, dated August 7, 2014 (as amended and supplemented from time to time, the “Prospectus”). This Supplement No. 18 is not complete without, and may not be delivered or used except in connection with, the Prospectus, including all amendments and supplements thereto. The Prospectus relates to the sale of up to 2,326,409 shares of our common stock by MG Partners II Ltd., or the Selling Stockholder, consisting of:

•	1,706,667 shares issued or issuable upon conversion of an aggregate principal amount of $6.4 million of our senior convertible notes, including accrued interest, subject to adjustment;

•	50,853 shares issued to the Selling Stockholder in connection with a securities purchase agreement dated June 30, 2014; and

•	568,889 shares issued or issuable to the Selling Stockholder upon exercise of warrants at an exercise price of $4.65 per share, subject to adjustment pursuant to the terms of the warrant.

This Supplement No. 18 incorporates into our prospectus the information contained in our attached Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on April 3, 2015.

We may further amend or supplement the Prospectus from time to time by filing additional amendments or supplements as required. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 8 OF THE ORIGINAL PROSPECTUS.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THE PROSPECTUS, OR ANY OF THE SUPPLEMENTS OR AMENDMENTS RELATING THERETO, IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Supplement No. 18 is April 14, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2015

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2015, Amedica Corporation (the “Company”) entered into an Amendment and Exchange Agreement (the “Amendment Agreement”) with MG Partners II, Ltd., an affiliate of Magna Group (the “Investor”). The Amendment Agreement provides for, among other things, certain amendments to that Securities Purchase Agreement, dated as of June 30, 2014, by and among the Company and the Investor (the “Securities Purchase Agreement”) where under the Company issued to the Investor (i) $6,400,000 in aggregate principal amount of senior convertible notes (the “Existing Notes”), (ii) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and (iii) a warrant to purchase shares of Common Stock (the “Existing Warrant”). A description of the Securities Purchase Agreement is contained in the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2014 which together with Exhibit 10.1 to such filing are incorporated herein by reference.

The Amendment Agreement provides for the issuance by the Company to the Investor of new senior convertible notes in exchange for the Existing Notes and the Existing Warrant (the “Exchange Convertible Notes”) which exchange results in the cancellation of the Existing Notes and the Existing Warrant, certain conforming amendments to the Securities Purchase Agreement and related documents, a reset of the trading price of the Company’s common stock at which the trading volume restrictions imposed on the Investor cease to apply from $2.50 to $0.50, and a mutual release of claims.

Description of the Exchange Convertible Notes

The Exchange Convertible Notes are identical in all material respects to the Existing Notes currently outstanding except as follows:

Maturity Date. The Exchange Convertible Notes mature on June 30, 2016, provided however, that if, as of June 30, 2016, the Company has satisfied certain equity conditions described in the Exchange Convertible Note, the maturity date shall be extended to June 30, 2017.

Basic Conversion Rights. The Exchange Convertible Notes are convertible at any time after issuance, in whole or in part, at the Investor’s option, into shares of Common Stock at an initial conversion price equal to $1.00 per share. If on May 29, 2015, 120% of the arithmetic average of the volume weighted average price (“VWAP”) of the Common Stock of each Trading Day during the preceding five (5) Trading Day period (the “Adjustment Measuring Price”) is greater than $1.00, then the Conversion Price then in effect shall be adjusted to the Adjustment Measuring Price.

Alternate Conversion. The Exchange Convertible Notes are also alternatively convertible at any time after issuance, in whole or in part, at an alternative conversion price equal to the greater of (x) $0.20 and (y) the lower of (i) the conversion price then in effect and (ii) a price equal to 80% of the lowest daily VWAP of the Common Stock during the five (5) consecutive Trading Day period prior to such Conversion Date (the “Alternate Conversion Price”).

Make-Whole Issuances. In the event on any conversion date the applicable conversion price for that date is greater than the closing bid price as of the trading day immediately preceding such applicable conversion date (a “Make-Whole Conversion”) and, thereafter, the holder fails to resell such shares of common stock at a price greater than such conversion price, the holder may be entitled to a make-whole of additional shares of common stock (the “Make-Whole Shares”) with respect to such Make-Whole Conversions. The number of Make-Whole Shares to be issued, if any, with respect to such Make-Whole Conversions shall equal the greater of zero and the quotient of (1) the difference of the (x) the aggregate amount of principal and interest of the Exchange Convertible Note converted into shares of Common Stock during the applicable quarterly period (which excludes the last three trading days in such calendar quarter and includes the excluded trading days from the prior calendar quarter, if any) in which a Make-Whole Conversion occurred (less the aggregate amount of principal and interest relating to shares of common stock that have not been resold during such applicable quarterly period) minus (y) the aggregate gross consideration received by such holder on the resale of any shares of Common Stock received by such holder on conversions occurring during that applicable quarterly period divided by (2) the Alternate Conversion Price on the date of the Make-Whole Conversion. If the Alternate Conversion Price on the date of the Make-Whole Conversion is less than the closing bid price as of the trading day immediately preceding such date, the issuance of the Make-Whole Shares is deemed to be an additional Make-Whole Conversion for all purposes under the Exchange Convertible Note.

The exchange of the Existing Notes and the Existing Warrant for the Exchange Convertible Notes is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

The foregoing descriptions of the Amendment and Exchange Agreement and the Exchange Convertible Notes do not purport to be complete, and are qualified in their entirety by reference to each such document (or form thereof, as applicable), filed as Exhibits 10.1, 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Senior Convertible Note by Amedica Corporation payable to MG Partners II, Ltd., Issuance Date: June 30, 2014, Exchange Date: April 2, 2015, principle amount of U.S. $797,649.54.

4.2	Senior Convertible Note by Amedica Corporation payable to MG Partners II, Ltd., Issuance Date: August 12, 2014, Exchange Date: April 2, 2015, principle amount of U.S. $3,500,000.

10.1	Amendment and Exchange Agreement, dated April 2, 2015, by and between the Company and MG Partners II Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: April 3, 2015	/s/ Ty Lombardi
Ty Lombardi Vice President, Finance and Principle Accounting Officer

Exhibit 4.1

EXECUTION COPY

[FORM OF EXCHANGE SENIOR CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 17(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

AMEDICA CORPORATION

SENIOR CONVERTIBLE NOTE

Issuance Date: June 30, 2014 Exchange Date: April 2, 2015	Original Principal Amount: U.S. $797,649.54

FOR VALUE RECEIVED, Amedica Corporation, a Delaware corporation (the “Company”), hereby promises to pay to the order of MG Partners II, Ltd. or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal (as defined below) (as such interest on any outstanding Principal may be reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise) at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Convertible Note (this “Note”, including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, collectively, the “Notes”) is one of a series of Senior Convertible Notes issued pursuant to an Amendment and Exchange Agreement, dated as of April

2, 2015, by and between the Holder and the Company (the “Exchange Agreement”) in exchange for the Existing Warrant (as defined in the Exchange Agreement) and the outstanding Senior Convertible Notes, with an aggregate original principal amount of U.S.$2,900,000 and an aggregate outstanding principal amount as of the calendar day immediately preceding the Exchange Date of U.S.$797,649.54, originally issued pursuant to the Securities Purchase Agreement (as defined below) either on the Initial Closing Date (as defined below) or, if applicable, on the Additional Closing Date (as defined below) (collectively, the “Notes” and such other Senior Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 28.

1. PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 23(c)) on such Principal and Interest (as adjusted with respect to any Note Reduction (as defined in Section 12)). Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in cash on the Maturity Date or any applicable Redemption Date, subject to adjustment with respect to any Note Reduction.

(b) Prior to the payment of Interest on the Maturity Date or any applicable Redemption Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i). From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to eighteen percent (18.0%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3. CONVERSION OF NOTES. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of

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Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest.

(ii) “Conversion Price” means, for any date of determination, $1.00, (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions); provided, that if on May 29, 2015 (the “Adjustment Date”), 120% of the quotient of (x) the sum of the VWAP of the Common Stock of each Trading Day during the five (5) Trading Day period ending on and including the Trading Day immediately prior to the Adjustment Date, divided by (y) five (5) (the “Adjustment Price”) is greater than $1.00, the Conversion Price then in effect shall be the Adjustment Price.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 3(c)(iii), the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 17(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”) . On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program and such shares of Common Stock may be issued without restrictive legend in accordance with Section 4.4 of the Securities Purchase Agreement, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or such

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shares of Common Stock may not be issued without restrictive legend in accordance with Section 4.4 of the Securities Purchase Agreement, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 17(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”) then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 3(c)(i) and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that the Holder

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so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II). This Section 3(c)(ii) shall not be applicable to a Conversion Failure due solely to an Authorized Share Failure (as defined in Section 8(b)), in which case the provisions of Section 8(b) shall be applicable.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid and/or adjusted (as the case may be) and the dates of such conversions and/or payments and/or adjustments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(v) Make-Whole Shares. Upon any conversion of this Note hereunder (whether pursuant to Section 3(c), Section 3(e) or otherwise hereunder) at a Conversion Price or Alternate Conversion Price, as applicable, both (x) less than or

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equal to $0.20 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) and (y) greater than the Closing Bid Price as of the Trading Day immediately preceding such applicable Conversion Date (each, a “Make-Whole Eligible Conversion”), the Holder shall be entitled to additional shares of Common Stock in accordance with this Section 3(c)(v) as follows:

(A) Mechanics. At any time after the Holder shall have sold all shares of Common Stock issued in a Make-Whole Eligible Conversion (each, a “Make-Whole Eligibility Time”), the Holder may deliver a written notice to the Company (each, a “Make-Whole Eligibility Notice”, and such date, a “Make-Whole Eligibility Notice Date”) certifying that the Holder is entitled to receive additional shares of Common Stock (the “Make-Whole Shares”) pursuant to this Section 3(c)(v). The Make-Whole Eligibility Notice shall set forth (x) the number of Make-Whole Shares to be issued to the Holder in accordance with Section 3(c)(v)(B) below, (y) the Make-Whole Consideration (as defined below) and (z) the aggregate Make-Whole Consideration received by the Holder with respect to all conversions in such Make-Whole Quarter. On the Trading Day immediately following each Make-Whole Quarter, the Company shall deliver a written notice to the Holder setting forth the number of Make-Whole Shares to be delivered on the related Make-Whole Shares Delivery Date (as defined below) (together with reasonable calculations with respect thereto). The Company shall issue such Make-Whole Shares to the Holder on the third (3) Trading Day after each Make-Whole Quarter, beginning June 30, 2015 (the “Make-Whole Shares Delivery Date”); provided, that (x) if the aggregate Make-Whole Consideration of all conversions set forth in each Make-Whole Eligibility Notice delivered in such Make-Whole Quarter is greater than or equal to the aggregate Conversion Amount of such conversions described in each such Make-Whole Eligibility Notice delivered in such Make-Whole Quarter, the Company’s obligation to issue such Make-Whole Shares shall terminate and (y) if the number of Make-Whole Shares to be issued to the Holder exceeds the Maximum Percentage, the Company shall hold such shares in abeyance until it receives written notice from the Holder that the Holder is permitted to receive such Make-Whole Shares hereunder and the corresponding portion of the Make-Whole Conversion Amount (as defined below) with respect thereto shall remain outstanding hereunder. On each Make-Whole Shares Delivery Date, the Company shall (i) (A) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of Make-Whole Shares to which the Holder shall be then entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the applicable Make-Whole Shares Delivery Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Make-Whole Shares Delivery Date, a certificate, registered in the name of the Holder or its designee, for the number of Make-Whole Shares to which the Holder shall be entitled. The Company shall not issue any fraction of a share of Common

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Stock upon any issuance of Make-Whole Shares on any Make-Whole Shares Delivery Date. If such issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. In addition to Holder’s right to pursue any remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Make-Whole Shares (or to electronically deliver such Make-Whole Shares), any failure by the Company to timely deliver Make-Whole Shares to the Holder (or its designee) on a Make-Whole Shares Delivery Date shall be subject to the provisions of 3(c)(ii) above, mutatis mutandis.

(B) Calculation of Number of Make-Whole Shares. With respect to each Make-Whole Shares Delivery Date, the number of Make-Whole Shares issuable to the Holder shall equal the greater of (I) zero and (II) the quotient of (1) the difference (such difference, the “Make-Whole Conversion Amount”) of (x) the aggregate Conversion Amount with respect to each conversion of this Note occurring in such Make-Whole Quarter in which such Make-Whole Shares Delivery Date occurs (excluding the aggregate Conversion Amount relating to any shares of Common Stock that have not been resold by the Holder in such Make-Whole Quarter in which such Make-Whole Shares Delivery Date occurs) (collectively, the “Make-Whole Measuring Conversions”), minus (y) the aggregate gross consideration received by the Holder from the resale of all shares of Common Stock issued with respect to conversions of this Note occurring in such Make-Whole Quarter including shares of Common Stock issued in such Make-Whole Eligible Conversion (the “Make-Whole Consideration”), divided by (2) the Alternate Conversion Price as of such Make-Whole Shares Delivery Date. For the avoidance of doubt, any Make-Whole Shares issued or issuable hereunder shall be deemed to be a voluntary conversion by the Holder of the related Make-Whole Conversion Amount as of third (3rd) Trading Day immediately prior to the applicable Make-Whole Shares Delivery Date for all purposes hereunder and pursuant to any other Transaction Document.

(C) Limitations on Issuances of Make-Whole Shares. Notwithstanding anything in this Section 3(c) to the contrary, if as of any given date the aggregate gross consideration received by the Holder from the resale of shares of Common Stock issued hereunder prior to such given date exceeds the sum of (x) $[PRINCIPAL] and (y) the sum of all accrued and unpaid interest hereunder through and including such given date, no additional Make-Whole Shares shall be issuable hereunder.

(d) Limitations on Conversions. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder the Holder (together with its affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the

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above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Securities Purchase Agreement. By written notice to the Company, at any time the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Notes.

(e) Company Alternate Redemption/Holder Alternate Conversion.

(i) Company Alternate Redemption. Notwithstanding anything herein to the contrary, if at any time on or after the Issuance Date, the Closing Sale Price of the Common Stock is less than $4.13 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for a period of two (2) consecutive Trading Days (the “Company Alternate Redemption Eligibility Date”), the Company may, at its sole option, redeem all, but not less than all, of the outstanding Conversion Amount of this Note (the “Company Alternate Redemption Amount”) at a redemption price (the “Company Alternate Redemption Price”) equal to 127.5% of such Company Alternate Redemption Amount at anytime on or before the sixtieth (60th) day after the Company Alternate Redemption Eligibility Date. Redemptions required by this Section 3(e) shall be made in accordance with the provisions of Section 10. To the extent redemptions required by this Section 3(e) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this

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Section 3(e), but subject to Section 3(d), until the Company Alternate Redemption Price (together with any Late Charges thereon) is paid in full, the Company Alternate Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 3(e), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 3(e) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(ii) Holder Alternate Conversion. If on the sixtieth (60th) Trading Day after the Company Alternate Redemption Eligibility Date (the “Alternate Conversion Eligibility Date”) the Company has not exercised its right pursuant to Section 3(e)(i) and paid the Company Alternate Redemption Price, the Holder may convert all, or any part, of the Conversion Amount of this Note (each, an “Holder Alternate Conversion Amount”, and each such conversion, a “Holder Alternate Conversion”) pursuant to Section 3(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Holder Alternate Conversion) by designating in the Conversion Notice delivered pursuant to Section 3(c) that the Holder is electing to use the Alternate Conversion Price for such conversion.

(f) NASDAQ Share Cap. Notwithstanding anything contained herein or in any other Transaction Document (as defined in the Securities Purchase Agreement) to the contrary, until Stockholder Approval (as defined in the Securities Purchase Agreement) is obtained, the Company shall not issue shares of Common Stock to the Holder pursuant to the Transaction Documents, including the issuance of Commitment Shares (as defined in the Securities Purchase Agreement), Warrant Shares (as defined in the Securities Purchase Agreement) and shares of Common Stock to which the Holder is entitled upon conversion of this Note in an aggregate amount in excess of 19.99% of the issued and outstanding Common Stock on the Issuance Date.

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of ten (10) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period;

(ii) the Company’s or any Subsidiary’s (as defined in the Securities Purchase Agreement) failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption

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payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least ten (10) days;

(iii) the occurrence of any default under, redemption of or acceleration prior to maturity of an aggregate of any Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries, in which case only if such failure remains uncured for a period of at least ten (10) days;

(iv) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(v) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(vi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver,

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liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(vii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(viii) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $100,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(ix) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of three (3) consecutive Trading Days;

(x) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes;

(xi) any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs; or

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(xii) any Change of Control occurs (other than a Fundamental Transaction in which all of the requirements set forth in Section 5(a) below have been met).

(b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem, at any time during the period commencing on the date the Holder first becomes aware of such Event of Default through and including the twentieth Trading Day after the later of (x) the date the Holder receives the applicable Event of Default Notice with respect thereto and (y) the date such Event of Default has been cured, all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 10. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION; OTHER CORPORATE EVENTS.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory

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to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes, and satisfactory to the Holder and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 14, which shall continue to be receivable thereafter) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder.

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(c) The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the conversion of this Note.

6. ADJUSTMENT OF CONVERSION PRICE. Without limiting any provision of Section 5, if the Company at any time on or after the Initial Closing Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 5, if the Company at any time on or after the Initial Closing Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 6 shall become effective immediately after the effective date of such subdivision or combination.

7. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

8. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, a number of shares of Common Stock, as of any date of determination, for each of the Notes in accordance with the following formula:

P	x 3	=	Share Reserve
(T x B)

P = The aggregate outstanding Purchase Price (as defined the Securities Purchase Agreement) of the Notes issued on or prior to such date of determination;

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T = The applicable Conversion Price as of such date of determination;

B = 0.85;

provided, that, the Share Reserve shall in no event be less than 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”).

(b) Insufficient Authorized Shares. If, notwithstanding Section 8(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 8(b) and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 8(a) or this Section 8(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

9. COMPANY OPTIONAL REDEMPTION. At any time after the Issuance Date, the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (as defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 9 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 127.5% of the

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Company Optional Redemption Amount. The Company may exercise its right to require redemption under this Section 9 by delivering an irrevocable written notice thereof by facsimile and overnight courier to the Holder (the “Company Optional Redemption Notice” and the date the Holder receives such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice in any ninety (90) day period. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than sixty (60) calendar days nor more than ninety (90) calendar days following the Company Optional Redemption Notice Date, and (y) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder pursuant to this Section 9 on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 9 shall be made in accordance with Section 10.

10. REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date and the Company shall deliver the Company Alternate Redemption Price to the Holder in cash on or before the Alternate Conversion Eligibility Date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal which has not been redeemed. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

11. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

12. [INSERT IN INITIAL NOTE ONLY: NOTE REDUCTIONS.

(a) Filing Date Reduction. As of the date of filing of the Initial Registration Statement (as such term is defined in the Registration Rights Agreement), if (i) the Company has properly filed the Initial Registration Statement with the SEC on or prior to July 30, 20141 in

[1]	Insert date that is 30 calendar days after the Initial Closing Date.

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accordance with the 1933 Act and the Registration Rights Agreement and (ii) no Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default has occurred on or prior to such date, then $150,000 of the outstanding Principal hereunder (together with any accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest) shall be automatically extinguished and shall no longer remain outstanding hereunder without any payment thereof by the Company.

(b) Effective Date Reduction. As of the Trading Day immediately following the Effectiveness Deadline (as such term is defined in the Registration Rights Agreement), if (i) the Initial Registration Statement has been declared effective by the SEC on or prior to the Effectiveness Deadline and the prospectus contained therein is available for use by the Holder for the resale by the Holder of all of the shares of Common Stock issued or issuable upon conversion of this Note or otherwise pursuant to the terms of this Note and (ii) no Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default has occurred on or prior to such date, then $250,000 of the outstanding Principal hereunder (together with any accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest) shall be automatically extinguished and shall no longer remain outstanding hereunder without any payment thereof by the Company.

(c) Disputes. In the event of a dispute as to the arithmetic calculation of any Note Reduction, the Company and the Holder shall resolve such dispute in accordance with Section 22.] [INSERT IN ADDITIONAL NOTE: [Intentionally Omitted]]

13. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, without the prior written consent of the Holder:

(a) Rank. All payments due under this Note (i) shall rank pari passu with all Other Notes and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries other than the GE Secured Credit Facility.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in

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part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the GE Secured Credit Facility), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes.

(f) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock.

(g) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business; (ii) sales of inventory in the ordinary course of business and (iii) a Fundamental Transaction in which all of the requirements set forth in Section 5(a) below have been met.

(h) Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of the Subsidiaries to mature or accelerate prior to the Maturity Date (other than the GE Secured Credit Facility).

(i) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(j) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

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(k) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(l) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(m) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(n) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

14. PARTICIPATION. Upon any conversion of this Note, the Holder shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock from and after the initial Issuance Date to the same extent as if the Holder had effected such conversion and had held such shares of Common Stock (issued or to be issued in such conversion) on the record date for such dividends and distributions. Payments under the preceding sentence shall be made on or prior to the applicable Share Delivery Deadline with respect to such conversion.

15. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change or amendment to this Note.

16. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 4.4 of the Securities Purchase Agreement.

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17. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 17(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 17(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 17(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 17(a) or Section 17(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have an exchange date, as indicated on the face of such new Note, which is the same as the Exchange Date of this Note, (v) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

18. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein

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with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

19. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

20. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Initial Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

21. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

22. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto), the Company Conversion Price, any Redemption Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate, any Note Reduction or the applicable Redemption Price (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the

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circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via facsimile (a) the disputed determination of the Conversion Price, the Company Conversion Price, any Redemption Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate, any Note Reduction or any Redemption Price (as the case may be) to an independent, outside accountant selected by the Holder that is reasonably acceptable to the Company. The investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party that initiates the dispute (the “Initiating Party”) as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto), the Company Conversion Price, any Redemption Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate, any Note Reduction or the applicable Redemption Price (as the case may be) shall pay the expenses of the investment bank or the accountant (as the case may be) unless the investment bank or the accountant (as the case may be) determines that the Initiating Party was correct in its determination of the disputed Conversion Price (including, without limitation, any disputed adjustment thereto), the Company Conversion Price, any Redemption Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate, any Note Reduction or the applicable Redemption Price (as the case may be).

23. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 12.4 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars.

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All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due (solely to the extent such amount is not then accruing interest at the Default Rate) shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

24. CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

25. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

26. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to

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conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

27. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

28. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Additional Closing Date” shall have the meaning ascribed to such term in the Securities Purchase Agreement, which date is the date the Company initially issued Additional Notes (as defined in the Securities Purchase Agreement) pursuant to the terms of the Securities Purchase Agreement.

(b) “Alternate Conversion Price” means, with respect to any Conversion Date with respect to a Holder Alternate Conversion, the greater of (x) $0.20 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions) and (y) the lower of (i) the Conversion Price and (ii) a price equal to 80% of the lowest daily VWAP of the Common Stock during the five (5) consecutive Trading Day period prior to such Conversion Date (such period, the “Alternate Conversion Price Measuring Period”). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Alternate Conversion Price Measuring Period.

(c) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be

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calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(d) “Bloomberg” means Bloomberg, L.P.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(g) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

(h) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Note pursuant to the terms of the Securities Purchase Agreement.

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(i) “Common Stock” means (i) the Company’s common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(j) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(k) “Eligible Market” means the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, the OTCQX Marketplace or the OTCQB Marketplace operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

(l) “Equity Conditions” means, with respect to any given date of determination: (i) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”) either: (x) one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available for the resale as of such date of determination of the maximum number of Registrable Securities then issuable upon conversion of this Note and exercise of the Warrants in accordance with the terms of the Registration Rights Agreement or (y) all Registrable Securities issuable upon conversion of this Note and exercise of the Warrants shall be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants) and no Current Information Failure (as defined in the Registration Rights Agreement) exists or is continuing; (ii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale as of such date of determination of the maximum number of Registrable Securities then issuable upon conversion of this Note and exercise of the Warrants in accordance with the terms of the Registration Rights Agreement or (2) any Registrable Securities issuable upon conversion of this Note or exercise of the Warrants to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants) and no Current Information Failure exists or is continuing; (iii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (iv) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 3 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other

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Transaction Documents; (v) on each day during the Equity Conditions Measuring Period, the Common Stock (including all Registrable Securities) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than five (5) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring) or pending either (A) in writing by such Eligible Market or (B) by falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on the applicable date of determination no Authorized Share Failure shall exist or be continuing; (vii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (viii) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (ix) the Stockholder Approval Date (as defined in the Exchange Agreement) shall have occurred.

(m) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(n) “GAAP” means United States generally accepted accounting principles, consistently applied.

(o) “GE Secured Credit Facility” means the secured credit facility of the Company established pursuant to that Loan and Security Agreement dated as of December 17, 2012, by and among General Electric Capital Corporation, as lender and administrative and collateral agent, the lenders thereto, and the Company (as the same has been amended prior to the date hereof and as it may be amended following the date hereof, and including any senior secured credit facility provided to the Company by one or more commercial lenders that shall replace the GE Secured Credit Facility.

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(p) “Initial Closing Date” shall have the meaning ascribed to such term in the Securities Purchase Agreement, which date is the date the Company initially issued Initial Notes (as defined in the Securities Purchase Agreement) pursuant to the terms of the Securities Purchase Agreement.

(q) “Interest Rate” means six percent (6.0%) per annum, as may be adjusted from time to time in accordance with Section 2.

(r) “Make-Whole Quarter” means the period (i) initially commencing on the Exchange Date and ending and including June 25, 2015 and (ii) thereafter, commencing on the calendar day immediately following the last Trading Day in the prior Make-Whole Quarter and ending and including the fourth (4th) Trading Day immediately preceding the last calendar day of the next calendar quarter.

(s) “Maturity Date” shall mean June 30, 2016; provided, however, (x) if the Company has satisfied all of the Equity Conditions as of June 30, 2016, the Maturity Date shall be extended to June 30, 2017 and (y) the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note, provided that (x) the Maturity Date shall not be extended due to the applicability of Section 3(d) for more than nine (9) months from June 30, 2016 and (y) during the time that the Maturity Date is extended due to the applicability of Section 3(d) no Interest shall accrue on the Note.

(t) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(u) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(v) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(w) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness incurred pursuant to the GE Secured Credit Facility, (iii)

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Indebtedness described on Schedule 13(b) attached hereto and (iv) Indebtedness secured by Permitted Liens described in clauses (iv) and (v) of the definition of Permitted Liens, in an aggregate amount not to exceed $100,000.

(x) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase and (vi) Liens securing the GE Secured Credit Facility.

(y) “Principal Market” means, as of any date of determination, the principal securities exchange or securities market on which the Common Stock is then traded.

(z) “Redemption Notices” means, collectively, the Event of Default Redemption Notices and the Company Optional Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(aa) “Redemption Premium” means (i) in the case of the Events of Default described in Section 4(a) (other than Sections 4(a)(iv) through 4(a)(vi)), 127.5% or (ii) in the case of the Events of Default described in Sections 4(a)(iv) through 4(a)(vi), 100%.

(bb) “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Company Optional Redemption Prices and the Company Alternate Redemption Price and each of the foregoing, individually, a “Redemption Price.”

(cc) “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Initial Closing Date, by and between the Company and the Holder relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes, as may be amended from time to time.

(dd) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

29

(ee) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the Initial Closing Date, by and between the Company and the Holder pursuant to which the Company issued this Note, as may be amended from time to time.

(ff) “Subsidiaries” shall have the meaning as set forth in the Securities Purchase Agreement.

(gg) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(hh) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(ii) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(jj) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

30

29. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 29 shall limit any obligations of the Company, or any rights of the Holder, under Section 4.3 of the Securities Purchase Agreement.

[signature page follows]

31

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

AMEDICA CORPORATION

By:
Name:
Title:

Senior Convertible Note - Signature Page

EXHIBIT I

AMEDICA CORPORATION

CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by Amedica Corporation, a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company, as of the date specified below Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

If after an Alternate Conversion Eligibility Date, check here if Holder is electing to use the Alternate Conversion Price: ☐

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Holder:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs                     to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                     , 2014 from the Company and acknowledged and agreed to by                     .

AMEDICA CORPORATION

By:
Name:
Title:

Exhibit 4.2

EXECUTION COPY

[FORM OF EXCHANGE SENIOR CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 17(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

AMEDICA CORPORATION

SENIOR CONVERTIBLE NOTE

Issuance Date: August 12, 2014 Exchange Date: April 2, 2015	Original Principal Amount: U.S. $3,500,000

FOR VALUE RECEIVED, Amedica Corporation, a Delaware corporation (the “Company”), hereby promises to pay to the order of MG Partners II, Ltd. or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal (as defined below) (as such interest on any outstanding Principal may be reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise) at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Convertible Note (this “Note”, including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, collectively, the “Notes”) is one of a series of Senior Convertible Notes issued pursuant to an Amendment and Exchange Agreement, dated as of April

2, 2015, by and between the Holder and the Company (the “Exchange Agreement”) in exchange for the Existing Warrant (as defined in the Exchange Agreement) and the outstanding Senior Convertible Notes, with an aggregate original principal amount of U.S.$3,500,000 and an aggregate outstanding principal amount as of the calendar day immediately preceding the Exchange Date of U.S.$3,500,000, originally issued pursuant to the Securities Purchase Agreement (as defined below) either on the Initial Closing Date (as defined below) or, if applicable, on the Additional Closing Date (as defined below) (collectively, the “Notes” and such other Senior Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 28.

1. PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 23(c)) on such Principal and Interest (as adjusted with respect to any Note Reduction (as defined in Section 12)). Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in cash on the Maturity Date or any applicable Redemption Date, subject to adjustment with respect to any Note Reduction.

(b) Prior to the payment of Interest on the Maturity Date or any applicable Redemption Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i). From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to eighteen percent (18.0%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3. CONVERSION OF NOTES. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of

Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest.

(ii) “Conversion Price” means, for any date of determination, $1.00, (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions); provided, that if on May 29, 2015 (the “Adjustment Date”), 120% of the quotient of (x) the sum of the VWAP of the Common Stock of each Trading Day during the five (5) Trading Day period ending on and including the Trading Day immediately prior to the Adjustment Date, divided by (y) five (5) (the “Adjustment Price”) is greater than $1.00, the Conversion Price then in effect shall be the Adjustment Price.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 3(c)(iii), the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 17(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”) . On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program and such shares of Common Stock may be issued without restrictive legend in accordance with Section 4.4 of the Securities Purchase Agreement, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or such shares of Common Stock may not be issued without restrictive legend in accordance with Section 4.4 of the Securities Purchase Agreement, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 17(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”) then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 3(c)(i) and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II). This Section 3(c)(ii) shall not be applicable to a Conversion Failure due solely to an Authorized Share Failure (as defined in Section 8(b)), in which case the provisions of Section 8(b) shall be applicable.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid and/or adjusted (as the case may be) and the dates of such conversions and/or payments and/or adjustments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(v) Make-Whole Shares. Upon any conversion of this Note hereunder (whether pursuant to Section 3(c), Section 3(e) or otherwise hereunder) at a Conversion Price or Alternate Conversion Price, as applicable, both (x) less than or equal to $0.20 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) and (y) greater than the Closing Bid Price as of the Trading Day immediately preceding such applicable Conversion Date (each, a “Make-Whole Eligible Conversion”), the Holder shall be entitled to additional shares of Common Stock in accordance with this Section 3(c)(v) as follows:

(A) Mechanics. At any time after the Holder shall have sold all shares of Common Stock issued in a Make-Whole Eligible Conversion (each, a “Make-Whole Eligibility Time”), the Holder may deliver a written notice to the Company (each, a “Make-Whole Eligibility Notice”, and such date, a “Make-Whole Eligibility Notice Date”) certifying that the Holder is entitled to receive additional shares of Common Stock (the “Make-Whole Shares”) pursuant to this Section 3(c)(v). The Make-Whole Eligibility Notice shall set forth (x) the number of Make-Whole Shares to be issued to the Holder in accordance with Section 3(c)(v)(B) below, (y) the Make-Whole Consideration (as defined below) and (z) the aggregate Make-Whole Consideration received by the Holder with respect to all conversions in such Make-Whole Quarter. On the Trading Day immediately following each Make-Whole Quarter, the Company shall deliver a written notice to the Holder setting forth the number of Make-Whole Shares to be delivered on the related Make-Whole Shares Delivery Date (as defined below) (together with reasonable calculations with respect thereto). The Company shall issue such Make-Whole Shares to the Holder on the third (3) Trading Day after each Make-Whole Quarter, beginning June 30, 2015 (the “Make-Whole Shares Delivery Date”); provided, that (x) if the aggregate Make-Whole Consideration of all conversions set forth in each Make-Whole Eligibility Notice delivered in such Make-Whole Quarter is greater than or equal to the aggregate Conversion Amount of such conversions described in each such Make-Whole Eligibility Notice delivered in such Make-Whole Quarter, the Company’s obligation to issue such Make-Whole Shares shall terminate and (y) if the number of Make-Whole Shares to be issued to the Holder exceeds the Maximum Percentage, the Company shall hold such shares in abeyance until it receives written notice from the Holder that the Holder is permitted to receive such Make-Whole Shares hereunder and the corresponding portion of the Make-Whole Conversion Amount (as defined below) with respect thereto shall remain outstanding hereunder. On each Make-Whole Shares Delivery Date, the Company shall (i) (A) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of Make-Whole Shares to which the Holder shall be then entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the applicable Make-Whole Shares Delivery Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Make-Whole Shares Delivery Date, a certificate, registered in the name of the Holder or its designee, for the number of Make-Whole Shares to which the Holder shall be entitled. The Company shall not issue any fraction of a share of Common

Stock upon any issuance of Make-Whole Shares on any Make-Whole Shares Delivery Date. If such issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. In addition to Holder’s right to pursue any remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Make-Whole Shares (or to electronically deliver such Make-Whole Shares), any failure by the Company to timely deliver Make-Whole Shares to the Holder (or its designee) on a Make-Whole Shares Delivery Date shall be subject to the provisions of 3(c)(ii) above, mutatis mutandis.

(B) Calculation of Number of Make-Whole Shares. With respect to each Make-Whole Shares Delivery Date, the number of Make-Whole Shares issuable to the Holder shall equal the greater of (I) zero and (II) the quotient of (1) the difference (such difference, the “Make-Whole Conversion Amount”) of (x) the aggregate Conversion Amount with respect to each conversion of this Note occurring in such Make-Whole Quarter in which such Make-Whole Shares Delivery Date occurs (excluding the aggregate Conversion Amount relating to any shares of Common Stock that have not been resold by the Holder in such Make-Whole Quarter in which such Make-Whole Shares Delivery Date occurs) (collectively, the “Make-Whole Measuring Conversions”), minus (y) the aggregate gross consideration received by the Holder from the resale of all shares of Common Stock issued with respect to conversions of this Note occurring in such Make-Whole Quarter including shares of Common Stock issued in such Make-Whole Eligible Conversion (the “Make-Whole Consideration”), divided by (2) the Alternate Conversion Price as of such Make-Whole Shares Delivery Date. For the avoidance of doubt, any Make-Whole Shares issued or issuable hereunder shall be deemed to be a voluntary conversion by the Holder of the related Make-Whole Conversion Amount as of third (3rd) Trading Day immediately prior to the applicable Make-Whole Shares Delivery Date for all purposes hereunder and pursuant to any other Transaction Document.

(C) Limitations on Issuances of Make-Whole Shares. Notwithstanding anything in this Section 3(c) to the contrary, if as of any given date the aggregate gross consideration received by the Holder from the resale of shares of Common Stock issued hereunder prior to such given date exceeds the sum of (x) $[PRINCIPAL] and (y) the sum of all accrued and unpaid interest hereunder through and including such given date, no additional Make-Whole Shares shall be issuable hereunder.

(d) Limitations on Conversions. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder the Holder (together with its affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Securities Purchase Agreement. By written notice to the Company, at any time the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Notes.

(e) Company Alternate Redemption/Holder Alternate Conversion.

(i) Company Alternate Redemption. Notwithstanding anything herein to the contrary, if at any time on or after the Issuance Date, the Closing Sale Price of the Common Stock is less than $4.13 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for a period of two (2) consecutive Trading Days (the “Company Alternate Redemption Eligibility Date”), the Company may, at its sole option, redeem all, but not less than all, of the outstanding Conversion Amount of this Note (the “Company Alternate Redemption Amount”) at a redemption price (the “Company Alternate Redemption Price”) equal to 127.5% of such Company Alternate Redemption Amount at anytime on or before the sixtieth (60th) day after the Company Alternate Redemption Eligibility Date. Redemptions required by this Section 3(e) shall be made in accordance with the provisions of Section 10. To the extent redemptions required by this Section 3(e) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this

Section 3(e), but subject to Section 3(d), until the Company Alternate Redemption Price (together with any Late Charges thereon) is paid in full, the Company Alternate Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 3(e), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 3(e) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(ii) Holder Alternate Conversion. If on the sixtieth (60th) Trading Day after the Company Alternate Redemption Eligibility Date (the “Alternate Conversion Eligibility Date”) the Company has not exercised its right pursuant to Section 3(e)(i) and paid the Company Alternate Redemption Price, the Holder may convert all, or any part, of the Conversion Amount of this Note (each, an “Holder Alternate Conversion Amount”, and each such conversion, a “Holder Alternate Conversion”) pursuant to Section 3(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Holder Alternate Conversion) by designating in the Conversion Notice delivered pursuant to Section 3(c) that the Holder is electing to use the Alternate Conversion Price for such conversion.

(f) NASDAQ Share Cap. Notwithstanding anything contained herein or in any other Transaction Document (as defined in the Securities Purchase Agreement) to the contrary, until Stockholder Approval (as defined in the Securities Purchase Agreement) is obtained, the Company shall not issue shares of Common Stock to the Holder pursuant to the Transaction Documents, including the issuance of Commitment Shares (as defined in the Securities Purchase Agreement), Warrant Shares (as defined in the Securities Purchase Agreement) and shares of Common Stock to which the Holder is entitled upon conversion of this Note in an aggregate amount in excess of 19.99% of the issued and outstanding Common Stock on the Issuance Date.

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of ten (10) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period;

(ii) the Company’s or any Subsidiary’s (as defined in the Securities Purchase Agreement) failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least ten (10) days;

(iii) the occurrence of any default under, redemption of or acceleration prior to maturity of an aggregate of any Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries, in which case only if such failure remains uncured for a period of at least ten (10) days;

(iv) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(v) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(vi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(vii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(viii) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $100,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(ix) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of three (3) consecutive Trading Days;

(x) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes;

(xi) any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs; or

(xii) any Change of Control occurs (other than a Fundamental Transaction in which all of the requirements set forth in Section 5(a) below have been met).

(b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem, at any time during the period commencing on the date the Holder first becomes aware of such Event of Default through and including the twentieth Trading Day after the later of (x) the date the Holder receives the applicable Event of Default Notice with respect thereto and (y) the date such Event of Default has been cured, all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 10. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION; OTHER CORPORATE EVENTS.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes, and satisfactory to the Holder and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 14, which shall continue to be receivable thereafter) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder.

(c) The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the conversion of this Note.

6. ADJUSTMENT OF CONVERSION PRICE. Without limiting any provision of Section 5, if the Company at any time on or after the Initial Closing Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 5, if the Company at any time on or after the Initial Closing Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 6 shall become effective immediately after the effective date of such subdivision or combination.

7. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

8. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, a number of shares of Common Stock, as of any date of determination, for each of the Notes in accordance with the following formula:

P	x 3	=	Share Reserve
(T x B)

P = The aggregate outstanding Purchase Price (as defined the Securities Purchase Agreement) of the Notes issued on or prior to such date of determination;

T = The applicable Conversion Price as of such date of determination;

B = 0.85;

provided, that, the Share Reserve shall in no event be less than 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”).

(b) Insufficient Authorized Shares. If, notwithstanding Section 8(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 8(b) and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 8(a) or this Section 8(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

9. COMPANY OPTIONAL REDEMPTION. At any time after the Issuance Date, the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (as defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 9 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 127.5% of the

Company Optional Redemption Amount. The Company may exercise its right to require redemption under this Section 9 by delivering an irrevocable written notice thereof by facsimile and overnight courier to the Holder (the “Company Optional Redemption Notice” and the date the Holder receives such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice in any ninety (90) day period. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than sixty (60) calendar days nor more than ninety (90) calendar days following the Company Optional Redemption Notice Date, and (y) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder pursuant to this Section 9 on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 9 shall be made in accordance with Section 10.

10. REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date and the Company shall deliver the Company Alternate Redemption Price to the Holder in cash on or before the Alternate Conversion Eligibility Date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal which has not been redeemed. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

11. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

12. [INSERT IN INITIAL NOTE ONLY: NOTE REDUCTIONS.

(a) Filing Date Reduction. As of the date of filing of the Initial Registration Statement (as such term is defined in the Registration Rights Agreement), if (i) the Company has properly filed the Initial Registration Statement with the SEC on or prior to July 30, 20141 in

[1]	Insert date that is 30 calendar days after the Initial Closing Date.

accordance with the 1933 Act and the Registration Rights Agreement and (ii) no Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default has occurred on or prior to such date, then $150,000 of the outstanding Principal hereunder (together with any accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest) shall be automatically extinguished and shall no longer remain outstanding hereunder without any payment thereof by the Company.

(b) Effective Date Reduction. As of the Trading Day immediately following the Effectiveness Deadline (as such term is defined in the Registration Rights Agreement), if (i) the Initial Registration Statement has been declared effective by the SEC on or prior to the Effectiveness Deadline and the prospectus contained therein is available for use by the Holder for the resale by the Holder of all of the shares of Common Stock issued or issuable upon conversion of this Note or otherwise pursuant to the terms of this Note and (ii) no Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default has occurred on or prior to such date, then $250,000 of the outstanding Principal hereunder (together with any accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest) shall be automatically extinguished and shall no longer remain outstanding hereunder without any payment thereof by the Company.

(c) Disputes. In the event of a dispute as to the arithmetic calculation of any Note Reduction, the Company and the Holder shall resolve such dispute in accordance with Section 22.] [INSERT IN ADDITIONAL NOTE: [Intentionally Omitted]]

13. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, without the prior written consent of the Holder:

(a) Rank. All payments due under this Note (i) shall rank pari passu with all Other Notes and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries other than the GE Secured Credit Facility.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the GE Secured Credit Facility), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes.

(f) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock.

(g) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business; (ii) sales of inventory in the ordinary course of business and (iii) a Fundamental Transaction in which all of the requirements set forth in Section 5(a) below have been met.

(h) Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of the Subsidiaries to mature or accelerate prior to the Maturity Date (other than the GE Secured Credit Facility).

(i) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(j) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(k) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(l) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(m) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(n) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

14. PARTICIPATION. Upon any conversion of this Note, the Holder shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock from and after the initial Issuance Date to the same extent as if the Holder had effected such conversion and had held such shares of Common Stock (issued or to be issued in such conversion) on the record date for such dividends and distributions. Payments under the preceding sentence shall be made on or prior to the applicable Share Delivery Deadline with respect to such conversion.

15. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change or amendment to this Note.

16. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 4.4 of the Securities Purchase Agreement.

17. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 17(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 17(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 17(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 17(a) or Section 17(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have an exchange date, as indicated on the face of such new Note, which is the same as the Exchange Date of this Note, (v) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

18. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

19. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

20. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Initial Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

21. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

22. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto), the Company Conversion Price, any Redemption Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate, any Note Reduction or the applicable Redemption Price (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via facsimile (a) the disputed determination of the Conversion Price, the Company Conversion Price, any Redemption Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate, any Note Reduction or any Redemption Price (as the case may be) to an independent, outside accountant selected by the Holder that is reasonably acceptable to the Company. The investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party that initiates the dispute (the “Initiating Party”) as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto), the Company Conversion Price, any Redemption Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate, any Note Reduction or the applicable Redemption Price (as the case may be) shall pay the expenses of the investment bank or the accountant (as the case may be) unless the investment bank or the accountant (as the case may be) determines that the Initiating Party was correct in its determination of the disputed Conversion Price (including, without limitation, any disputed adjustment thereto), the Company Conversion Price, any Redemption Price, the Closing Bid Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate, any Note Reduction or the applicable Redemption Price (as the case may be).

23. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 12.4 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars.

All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due (solely to the extent such amount is not then accruing interest at the Default Rate) shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

24. CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

25. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

26. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

27. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

28. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Additional Closing Date” shall have the meaning ascribed to such term in the Securities Purchase Agreement, which date is the date the Company initially issued Additional Notes (as defined in the Securities Purchase Agreement) pursuant to the terms of the Securities Purchase Agreement.

(b) “Alternate Conversion Price” means, with respect to any Conversion Date with respect to a Holder Alternate Conversion, the greater of (x) $0.20 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions) and (y) the lower of (i) the Conversion Price and (ii) a price equal to 80% of the lowest daily VWAP of the Common Stock during the five (5) consecutive Trading Day period prior to such Conversion Date (such period, the “Alternate Conversion Price Measuring Period”). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Alternate Conversion Price Measuring Period.

(c) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(d) “Bloomberg” means Bloomberg, L.P.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(g) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

(h) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Note pursuant to the terms of the Securities Purchase Agreement.

(i) “Common Stock” means (i) the Company’s common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(j) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(k) “Eligible Market” means the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, the OTCQX Marketplace or the OTCQB Marketplace operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

(l) “Equity Conditions” means, with respect to any given date of determination: (i) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”) either: (x) one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available for the resale as of such date of determination of the maximum number of Registrable Securities then issuable upon conversion of this Note and exercise of the Warrants in accordance with the terms of the Registration Rights Agreement or (y) all Registrable Securities issuable upon conversion of this Note and exercise of the Warrants shall be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants) and no Current Information Failure (as defined in the Registration Rights Agreement) exists or is continuing; (ii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale as of such date of determination of the maximum number of Registrable Securities then issuable upon conversion of this Note and exercise of the Warrants in accordance with the terms of the Registration Rights Agreement or (2) any Registrable Securities issuable upon conversion of this Note or exercise of the Warrants to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants) and no Current Information Failure exists or is continuing; (iii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (iv) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 3 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other

Transaction Documents; (v) on each day during the Equity Conditions Measuring Period, the Common Stock (including all Registrable Securities) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than five (5) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring) or pending either (A) in writing by such Eligible Market or (B) by falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on the applicable date of determination no Authorized Share Failure shall exist or be continuing; (vii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (viii) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (ix) the Stockholder Approval Date (as defined in the Exchange Agreement) shall have occurred.

(m) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(n) “GAAP” means United States generally accepted accounting principles, consistently applied.

(o) “GE Secured Credit Facility” means the secured credit facility of the Company established pursuant to that Loan and Security Agreement dated as of December 17, 2012, by and among General Electric Capital Corporation, as lender and administrative and collateral agent, the lenders thereto, and the Company (as the same has been amended prior to the date hereof and as it may be amended following the date hereof, and including any senior secured credit facility provided to the Company by one or more commercial lenders that shall replace the GE Secured Credit Facility.

(p) “Initial Closing Date” shall have the meaning ascribed to such term in the Securities Purchase Agreement, which date is the date the Company initially issued Initial Notes (as defined in the Securities Purchase Agreement) pursuant to the terms of the Securities Purchase Agreement.

(q) “Interest Rate” means six percent (6.0%) per annum, as may be adjusted from time to time in accordance with Section 2.

(r) “Make-Whole Quarter” means the period (i) initially commencing on the Exchange Date and ending and including June 25, 2015 and (ii) thereafter, commencing on the calendar day immediately following the last Trading Day in the prior Make-Whole Quarter and ending and including the fourth (4th) Trading Day immediately preceding the last calendar day of the next calendar quarter.

(s) “Maturity Date” shall mean June 30, 2016; provided, however, (x) if the Company has satisfied all of the Equity Conditions as of June 30, 2016, the Maturity Date shall be extended to June 30, 2017 and (y) the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note, provided that (x) the Maturity Date shall not be extended due to the applicability of Section 3(d) for more than nine (9) months from June 30, 2016 and (y) during the time that the Maturity Date is extended due to the applicability of Section 3(d) no Interest shall accrue on the Note.

(t) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(u) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(v) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(w) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness incurred pursuant to the GE Secured Credit Facility, (iii)

Indebtedness described on Schedule 13(b) attached hereto and (iv) Indebtedness secured by Permitted Liens described in clauses (iv) and (v) of the definition of Permitted Liens, in an aggregate amount not to exceed $100,000.

(x) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase and (vi) Liens securing the GE Secured Credit Facility.

(y) “Principal Market” means, as of any date of determination, the principal securities exchange or securities market on which the Common Stock is then traded.

(z) “Redemption Notices” means, collectively, the Event of Default Redemption Notices and the Company Optional Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(aa) “Redemption Premium” means (i) in the case of the Events of Default described in Section 4(a) (other than Sections 4(a)(iv) through 4(a)(vi)), 127.5% or (ii) in the case of the Events of Default described in Sections 4(a)(iv) through 4(a)(vi), 100%.

(bb) “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Company Optional Redemption Prices and the Company Alternate Redemption Price and each of the foregoing, individually, a “Redemption Price.”

(cc) “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Initial Closing Date, by and between the Company and the Holder relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes, as may be amended from time to time.

(dd) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(ee) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the Initial Closing Date, by and between the Company and the Holder pursuant to which the Company issued this Note, as may be amended from time to time.

(ff) “Subsidiaries” shall have the meaning as set forth in the Securities Purchase Agreement.

(gg) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(hh) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(ii) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(jj) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

29. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 29 shall limit any obligations of the Company, or any rights of the Holder, under Section 4.3 of the Securities Purchase Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

AMEDICA CORPORATION

By:
Name:
Title:

Senior Convertible Note - Signature Page

EXHIBIT I

AMEDICA CORPORATION

CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by Amedica Corporation, a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company, as of the date specified below Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:
Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

If after an Alternate Conversion Eligibility Date, check here if Holder is electing to use the Alternate Conversion Price: ☐

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Holder:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs                     to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                     , 2014 from the Company and acknowledged and agreed to by                     .

AMEDICA CORPORATION

By:
Name:
Title:

Exhibit 10.1

EXECUTION COPY

AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”) is entered into as of the 2nd day of April, 2015, by and among Amedica Corporation, a Delaware corporation with offices located at 1885 West 2100 South, Salt Lake City, UT 84119 (the “Company”), and MG Partners II, Ltd. (the “Holder”), with reference to the following facts:

A. In accordance with that certain Securities Purchase Agreement, dated as of June 30, 2014, by and among the Company and the Holder (the “Securities Purchase Agreement”), the Company issued to the Holder (i) $6,400,000 in aggregate principal amount of senior convertible notes (the “Existing Notes”, as converted the “Existing Conversion Shares”), (ii) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and (iii) a warrant to purchase shares of Common Stock (the “Existing Warrant”);

B. The Company has duly authorized the issuance to the Holder of a new senior convertible note in the form attached hereto as Exhibit A in exchange for the Existing Notes and the Existing Warrant (the “Exchange Notes”, as exercised, the “Exchanged Conversion Shares, and together with the Exchange Notes, collectively, the “Exchange Securities”);

C. Each of the Company and the Holder desire to effectuate such exchange on the basis and subject to the terms and conditions set forth in this Agreement;

D. The exchange of the Existing Notes and the Existing Warrant for the Exchange Notes is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”);

E. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Securities Purchase Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange of Securities. On the Effective Date (as defined below), pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Existing Notes and the Existing Warrant to the Company in exchange for which the Company agrees to issue the Exchange Notes to the Holder as follows (such transactions in this Section 1, the “Exchange”).

(a) In exchange for the Existing Notes and the Existing Warrant, on the date hereof the Company shall deliver or cause to be delivered to the Holder (or its designee) the Exchange Notes at the address for delivery set forth on the signature page of the Holder. For the avoidance of doubt, the principal amount and other amounts outstanding under each of the Exchange Notes shall be the identical principal amount and other amounts then outstanding under the corresponding Existing Notes.

(b) The Holder shall deliver or cause to be delivered to the Company (or its designee) the Existing Notes and the Existing Warrant as soon as commercially practicable following the date hereof. Immediately following the delivery of the Exchange Notes to the Holder (or its designee) (such time, the “Delivery Time”), the Existing Notes and the Existing Warrant shall be cancelled.

(c) The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2. AMENDMENTS TO TRANSACTION DOCUMENTS.

(a) Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Delivery Time: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, (iii) all references in the Registration Rights Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement, and (iv) all references in the other Transaction Documents to the “Registration Rights Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement.

(b) Amendments to Transaction Documents. On and after the Closing Date, each of the Transaction Documents are hereby amended as follows:

(i) The defined term “Notes” is hereby amended to include the “Exchange Notes (as defined in the Amendment and Exchange Agreement)”.

(ii) The defined term “Conversion Shares” is hereby amended to include the “Exchanged Conversion Shares (as defined in the Amendment and Exchange Agreement)”.

(iii) The defined term “Amendment and Exchange Agreement” shall mean “that certain Amendment and Exchange Agreement, dated as of April 2, 2015, by and between the Company and the Investor”.

(iv) The defined term “Transaction Documents” is hereby amended to include the Amendment and Exchange Agreement.

(v) Section 4.6 of the Securities Purchase Agreement is hereby amended to replace “below $2.50” with “below $0.50” (as adjusted for stock splits, stock dividends, recapitalizations and similar events)”.

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3. Representations and Warranties of the Company. The Company represents and warrants to the Holder, as of the date hereof, and as of the time of consummation of the Exchange, that:

(a) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents except, with respect to the Subsidiaries, for violations which would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b) Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Exchange Securities in accordance with the terms hereof and thereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Securities, have been duly authorized by the Board of Directors of the Company and, other than (i) such filings required under applicable securities or “Blue Sky” laws of the states of the United States, (ii) no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflict; Required Filings and Consents.

(i) The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchange Notes and reservation for issuance and issuance of the Exchanged Conversion Shares) will not (A) result in a violation of the Certificate of Incorporation, the terms of any share capital of the Company or any of its Subsidiaries, the Bylaws or any of the organizational documents of the Company or any of its Subsidiaries or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give

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to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws, rules, and regulations, and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(ii) Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or, make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Exchange Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations (which the Company is required to obtain pursuant to the preceding sentence) have been obtained or effected, or will have been obtained or effected, on or prior to the date hereof, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. With the exception of the February 19, 2015 letter from the NASDAQ OMX GROUP notifying the Company that the bid price of the Company’s common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Listing Rule 5550(a)(2), the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any other facts that would reasonably lead to delisting or suspension of the shares of Common Stock by the Principal Market in the foreseeable future.

(d) No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of Exchange Securities under the Securities Act or cause this offering of the Exchange Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of Exchange Securities under the Securities Act or cause the offering of the Exchange Securities to be integrated with other offerings.

(e) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchange Securities is exempt from registration under the Securities Act and all applicable state securities laws. The offer and issuance of the Exchange Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

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(f) Issuance of Exchange Securities. The issuance of the Exchange Notes is duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance in accordance with the Exchange Notes, the Exchanged Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(g) No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Existing Warrant for the Exchange Securities as contemplated hereby.

(h) Disclosure. Other than as set forth in the Press Release (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in the Exchange Securities. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4. Representations and Warranties of Holders. The Holder represents and warrants to the Company , as of the date hereof, as follows:

(a) Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.

(b) Ownership of Warrants. The Holder owns the Existing Notes and the Existing Warrant free and clear of any liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

(c) Reliance on Exemptions. The Holder understands that the Exchange Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Securities.

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(d) Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(f) No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Existing Notes and the Existing Warrant for the Exchange Notes as contemplated hereby.

5. Mutual Release. Effective as of the Delivery Time, each party hereto on behalf of itself and its affiliates (collectively, the “Releasing Parties”) hereby unconditionally release and forever discharge the other party hereto, including, but not limited to, all of such other party’s present and former subsidiaries, affiliate companies, shareholders, officers, directors, employees, attorneys and agents (collectively, the “Released Parties”), from any and all causes of action demands claims contracts, encumbrances, liabilities, obligations, expenses, losses, and rights of every nature and description, whether arising or pleaded in law or in equity, under contract, statute, tort or otherwise, whether known or unknown, whether accrued, potential, inchoate, liquidated, contingent or actual, asserted or that might have been asserted (“Claims”) which the Releasing Parties now have, have ever had or may hereafter have, accruing or arising contemporaneously with, or before the date hereof, including all Claims based upon, arising out of, or in any way relating to, the Securities Purchase Agreement, the Existing Note, the Existing Warrant or any other Transaction Document, other than Claims arising pursuant to this Agreement, the Exchange Notes or any other Exchange Document. For the avoidance of doubt, this mutual release shall not release any Releasing Party of its obligations, if any, under this Agreement, the Exchange Notes or any other Exchange Document.

6. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on the first business day after the date of this Agreement, issue a press release and/or Current Report on Form 8-K (collectively, the “Press Release”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the Press Release,

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the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the Press Release without the express written consent of the Holder. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.

7. No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Exchange Securities under the Securities Act or cause this offering of the Exchange Securities to be integrated with such offering or any prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market and/or any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

8. Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Exchanged Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all the Exchanged Conversion Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.

9. Fees. The Company shall reimburse Kelley Dyre & Warren LLP (counsel to the Holder), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate amount not to exceed $25,000.

10. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of (i) the Exchange Notes (and upon conversion of the Exchange Notes, the Exchanged Conversion Shares) may be tacked onto the holding period of the Existing Notes and the Existing Warrants and, and the Company agrees not to take a position contrary to this Section 9. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the Exchange Conversion Shares that are freely tradable on the Principal Market without restriction and not containing any restrictive legend without the need for any action by the Holder.

11. Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than May 31, 2015 (the “Stockholder Meeting Deadline”), a proxy statement, substantially in a form which shall have

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been previously reviewed by Kelley Drye & Warren LLP, at the expense of the Company but in any event such expense not to exceed $5,000 without the prior written approval of the Company; soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of approval of resolutions (“Stockholder Resolutions”) providing for the issuance of all of the Securities (including the Exchange Securities) as described in the Transaction Documents (as amended hereby) in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval with respect to the Stockholder Resolutions, the “Stockholder Approval”, and the date the Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend, to the extent possible consistent with its fiduciary duties under Delaware law, to the stockholders that they approve the Stockholder Resolutions. The Company shall retain a nationally recognized proxy solicitor to assist in obtaining approval of the stockholders of the Company to the Resolution. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall seek to obtain the Stockholder Approval at each special or annual meeting of stockholders of the Company convened after the Stockholder Meeting (but no less than once in each subsequent twelve (12) month period) (each such meeting, a “Subsequent Stockholder Meeting”) until such Stockholder Approval is obtained. In connection therewith, the Company shall provide each stockholder entitled to vote at a Subsequent Stockholder Meeting a proxy statement soliciting the affirmative vote of the Company’s stockholders necessary to obtain the Stockholder Approval at such Subsequent Stockholder Meeting, and the Company shall use its reasonable best efforts to solicit and obtain the Stockholder Approval at such Subsequent Stockholder Meeting and to cause the Board of Directors of the Company to recommend, to the extent possible consistent with its fiduciary duties under Delaware law, to the Company’s stockholders that they vote to approve the Stockholder Approval proposal at such Subsequent Stockholder Meeting.

12. Form D and Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

13. Effective Date. Except as otherwise provided herein, this Agreement shall be deemed effective as of such date as the Company and the Holder shall have duly executed and delivered this Agreement (the “Effective Date”).

14. Miscellaneous. Section 12 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

15. No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

16. Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver the Exchange Notes to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) business day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Notes and the Existing Warrant shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

[The remainder of the page is intentionally left blank]

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

MG PARTNERS II, LTD.

By:
Name:
Title:

By:
Name:
Title:

Delivery Information:

THE COMPANY:

AMEDICA CORPORATION

By:
Name:
Title: